UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President — Research and Development

On September 7, 2011, Marina Biotech, Inc. (the “Company” or “Marina Biotech”) announced the appointment of Richard T. Ho, M.D., Ph.D. as Executive Vice President — Research and Development. In connection with this appointment, on September 2, 2011 the Company and Dr. Ho entered into an employment agreement (the “Employment Agreement”) pursuant to which Dr. Ho shall serve as Executive Vice President — Research and Development for a three year term effective September 1, 2011.

Dr. Ho, age 48, most recently served as Senior Medical Director at Entelos, Inc. from 2008 to 2011 where he oversaw academic and governmental collaborations including a Cooperative Research and Development Agreement with the FDA. From 2007 to 2008, he was a Principal at Rosa and Co. where he worked with pharmaceutical and biotechnology companies on physiological modeling efforts in several disease areas including metabolic disorders, respiratory disease, and bioterrorism agents. Dr. Ho began his industry career at Johnson & Johnson Pharmaceutical Research & Development starting as a fellow in Medical Informatics and advancing to the position of Director of Disease Modeling. Over a ten year period at J&J, he built and led a team which championed systems biology and personalized medicine approaches to understanding and treating human disease. In this position, he coordinated model-based analysis and research with global clinical and preclinical teams developing both small and large molecule compounds. Before joining J&J, Dr. Ho completed a residency in Internal Medicine and a fellowship in Rheumatology at Yale School of Medicine. Dr. Ho received his M.D.-Ph.D. from the University at Buffalo School of Medicine with his thesis work at the Grace Cancer Drug Center of Roswell Park Cancer Institute and received his A.B. in physics from Harvard College.

There are no related party transactions between the Company and Dr. Ho, and Dr. Ho is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Pursuant to the Employment Agreement, Dr. Ho will be entitled to an annual base salary of $300,000, which will be reviewed annually by the Board of Directors. For the fiscal year beginning on January 1, 2012, and for each subsequent fiscal year or portion thereof, Dr. Ho will also be eligible to receive annual incentive cash compensation, with a target of 40% of his annual base salary for the year (the “Annual Bonus Target”), with the actual amount to be determined by the Board of Directors. Dr. Ho will also receive a cash bonus equal to $30,000 within thirty (30) days following April 1, 2012 for the successful integration and restructuring of the Company’s research operations, provided that Dr. Ho is employed by the Company on the date such cash bonus is paid.

Moreover, the Company will pay to Dr. Ho a total of $90,000 in connection with his relocation to the Seattle, WA metropolitan area, which amount shall be paid in two equal payments of $45,000 through the Company’s regular payroll practices on October 1, 2011 and January 1, 2012. The Company will also reimburse Dr. Ho for his reasonable travel expenses from his home residence to the Company’s headquarters in Bothell, WA until October 1, 2011.

Under the Employment Agreement, the Company has granted to Dr. Ho options to purchase up to 300,000 shares of the common stock, par value $0.006 per share, of the Company (the “Common Stock”). The options will have a term of 10 years, will be exercisable at a price equal to $0.21 per share (which was the closing price of the Common Stock on The NASDAQ Global Market on September 2, 2011), and will vest according to the following schedule:

•	100,000 options will vest and become exercisable on September 2, 2012;

•	25,000 options will vest and become exercisable on each of December 1, 2012, March 1, 2013, June 1, 2013 and September 1, 2013 (for an aggregate of 100,000 options during such period); and

•	25,000 options will vest and become exercisable on each of December 1, 2013, March 1, 2014, June 1, 2014 and September 1, 2014 (for an aggregate of 100,000 options during such period).

If the Company terminates Dr. Ho’s employment without Cause (as defined in the Employment Agreement), or if upon the expiration of the employment term set forth in the Employment Agreement the Company shall fail to offer to renew or extend the employment term, or if Dr. Ho terminates his employment for Good Reason (as defined in the Employment Agreement), then: (i) Dr. Ho shall be entitled to receive base salary, a pro-rated amount of the Annual Bonus Target for the fiscal year in which the termination date occurs, pay for accrued but unused paid time off and reimbursement for expenses through the termination date (collectively, “Accrued Salary and Benefits”); (ii) a lump sum equal to twelve (12) months of Dr. Ho’s specified base salary at the rate in effect on the termination date; and (iii) all Common Stock purchase options granted to Dr. Ho shall be fully vested and exercisable upon such termination and shall remain exercisable in accordance with the grant agreements.

If the Company terminates Dr. Ho’s employment for Cause or Dr. Ho terminates his employment other than for Good Reason, then Dr. Ho shall be entitled to receive Accrued Salary and Benefits only. The vesting of any outstanding Common Stock purchase options shall cease on the termination date, and any then un-vested outstanding options shall terminate (with any then-vested outstanding options vested and exercisable as specified in the applicable option grant agreements).

If Dr. Ho’s employment is terminated due to death or Disability (as defined in the Employment Agreement), Dr. Ho (or his estate or legal representative as the case may be) shall be entitled to receive: (i) Accrued Salary and Benefits and (ii) a lump sum equal to twelve (12) months of Dr. Ho’s specified base salary at the rate in effect on the termination date. In addition, vesting of any outstanding Common Stock purchase options shall cease on the termination date, and any then un-vested outstanding options shall terminate (with the then-vested outstanding options vested and exercisable as specified in the applicable option grant agreements).

In general, Dr. Ho has agreed: (i) not to compete with the Company during the employment term and for six (6) months thereafter; (ii) not to solicit partners, consultants, certified research organizations, principal vendors, licensees or employees of the Company for twelve (12) months following the end of the employment term; and (iii) not to solicit or accept business from, or perform or supervise the performance of any services related to such business from, certain clients, former clients and prospective clients of the Company during the employment term and for six (6) months thereafter. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. In addition, these non-compete and non-solicitation agreements are not applicable if Dr. Ho’s employment is terminated by the Company without Cause, or by Dr. Ho for Good Reason.

If Dr. Ho’s employment is terminated either by the Company or by Dr. Ho (other than because of Dr. Ho’s death or Disability) within one (1) year following the occurrence of a Change of Control (as defined in the Employment Agreement), and such termination is without Cause if by the Company or for Good Reason if by Dr. Ho, or if upon the expiration of the then-applicable employment term the Company shall fail to offer to renew or extend the employment term, then Dr. Ho shall be entitled to receive from the Company, in lieu of the severance payment otherwise payable pursuant to the Employment Agreement: (i) Accrued Salary and Benefits; (ii) a lump sum amount equal to the greater of (x) twelve (12) months of Dr. Ho’s specified base salary under the Employment Agreement and (y) the balance of Dr. Ho’s specified base salary under the Employment Agreement to the end of the employment term; (iii) a lump sum amount equal to fifty percent (50%) of Dr. Ho’s specified base salary under the Employment Agreement; and (iv) a pro-rata amount of Dr. Ho’s Annual Bonus Target for the fiscal year in which the date of termination occurs. Furthermore, all outstanding Common Stock purchase options shall be fully vested and exercisable upon a Change of Control, and shall remain exercisable as specified in the applicable option grant agreements.

The foregoing description of the Employment Agreement is a summary only, and is qualified in its entirety by reference to the copy of the Employment Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Resignation of Chief Scientific Officer

On September 1, 2011, Barry Polisky, Ph.D. resigned as the Chief Scientific Officer of the Company, effective immediately. Starting on September 1, 2011, Dr. Polisky will continue serving the Company as an employee on a part-time basis as Distinguished Scientist and as the Chair of the Scientific Advisory Board. Dr. Polisky will no longer serve as an officer of the Company. In connection with his resignation as Chief Scientific Officer, the Company and Dr. Polisky entered into an Amendment (the “Polisky Amendment”) to the Employment Agreement, effective as of January 2, 2009, between Dr. Polisky and the Company (the “Polisky Agreement”), to, among other things, provide for Dr. Polisky’s change of titles and responsibilities, extend his contract term until September 1, 2014, reduce his annual base salary to $135,000, and reduce the cash payments due to Dr. Polisky in the event of his termination without Cause or following a Change of Control (each as defined in the Polisky Agreement). Except as expressly modified by the Polisky Amendment, the provisions of the Polisky Agreement remain in full force and effect. The foregoing description of the Polisky Amendment is a summary only, and is qualified in its entirety by reference to the copy of the Polisky Amendment that is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Resignation of Chief Financial Officer; Appointment of Interim CFO

On September 7, 2011, the Company appointed Philip C. Ranker to serve as Chief Accounting Officer for the period beginning on September 7, 2011 through September 30, 2011, and as interim Chief Financial Officer and Secretary for the period beginning on October 1, 2011 through March 7, 2012. He will replace Peter S. Garcia, who submitted his resignation on September 2, 2011 as Chief Financial Officer and Secretary of the Company, and as an officer of any of the Company’s subsidiaries, effective September 30, 2011. Mr. Garcia resigned to pursue other professional opportunities. As a result of Mr. Garcia’s resignation, the employment agreement between Mr. Garcia and the Company, effective July 13, 2009, will terminate effective September 30, 2011.

Mr. Ranker, age 52, most recently served as Chief Financial Officer of Suneva Medical, Inc., a start-up aesthetics company, from 2009 to 2011, and as Vice President of Finance at Amylin Pharmaceuticals, Inc. from 2008 to 2009. Prior to Amylin, Mr. Ranker held various positions with Nastech Pharmaceutical Company Inc. (the predecessor to Marina Biotech) from 2004 to 2008, including Vice President of Finance from August 2004 until September 2005, and Chief Financial Officer and Secretary from September 2005 until January 2008. From September 2001 to August 2004, Mr. Ranker served as Director of Finance for ICOS Corporation. Prior to working at ICOS, Mr. Ranker served in various positions in corporate accounting, managed care contracting and research and development, including Senior Finance Director, at Aventis Pharma and its predecessor companies during his nearly fifteen year tenure with the organization. From February 2006 until 2010, Mr. Ranker also served as a member of the Board of Directors and as the chair of the Audit Committee of ImaRx Therapeutics, Inc., which executed an initial public offering during his tenure. Mr. Ranker holds a B.S. in Accounting from the University of Kansas, and he received his CPA certificate in 1983.

Other than as described herein, there are no related party transactions between the Company and Mr. Ranker, and Mr. Ranker is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

In connection with the appointment of Mr. Ranker as an officer of the Company, as described above, on September 7, 2011 the Company and Mr. Ranker entered into an employment agreement (the “Ranker Agreement”) pursuant to which Mr. Ranker shall serve as Chief Accounting Officer for the period beginning on September 7, 2011 through September 30, 2011, and as interim Chief Financial Officer and Secretary for the period beginning on October 1, 2011 through March 7, 2012.

Pursuant to the Ranker Agreement, Mr. Ranker will be entitled to an annual base salary of $275,000. Mr. Ranker will also be eligible to receive annual incentive cash compensation, with a target of 30% of his annual base salary for the year, with the actual amount to be determined by the Board of Directors. Moreover, the Company will pay to Mr. Ranker a total of $18,000 in connection with his relocation to the Seattle, WA metropolitan area, which amount shall be paid in two equal payments of $8,500 through the Company’s regular payroll practices. The Company will also reimburse Mr. Ranker for reasonable air travel to and from his home residence to and from the Company’s headquarters in Bothell, WA.

Under the Ranker Agreement, the Company has granted to Mr. Ranker options to purchase up to 25,000 shares of Common Stock. The options have a term of 10 years, will be exercisable at a price equal to $0.22 per share (which was the closing price of the Common Stock on The NASDAQ Global Market on September 7, 2011), and will vest in full on September 7, 2012.

If the Company terminates Mr. Ranker’s employment without Cause (as defined in the Ranker Agreement), or if Mr. Ranker terminates his employment for Good Reason (as defined in the Ranker Agreement), then: (i) Mr. Ranker shall be entitled to receive base salary, pay for accrued but unused paid time off and reimbursement for expenses through the termination date; provided that if Mr. Ranker’s employment is terminated at any time prior to March 7, 2012, Mr. Ranker shall be entitled to receive payments of base salary in an amount such that the aggregate amount of base salary payments that have been made to Mr. Ranker (including any such payments that were made prior to the termination date) shall equal $137,500; and (ii) all Common Stock purchase options granted to Mr. Ranker shall be fully vested and exercisable upon such termination and shall remain exercisable in accordance with the applicable grant agreements.

If the Company terminates Mr. Ranker’s employment for Cause or Mr. Ranker terminates his employment other than for Good Reason, then Mr. Ranker shall be entitled to receive base salary, pay for accrued but unused paid time off and reimbursement for expenses through the termination date. The vesting of any outstanding Common Stock purchase options shall cease on the termination date, and any then un-vested outstanding options shall terminate (with any then-vested outstanding options vested and exercisable as specified in the applicable option grant agreements).

If Mr. Ranker’s employment is terminated due to death or Disability (as defined in the Ranker Agreement), Mr. Ranker (or his estate or legal representative as the case may be) shall be entitled to receive base salary, pay for accrued but unused paid time off and reimbursement for expenses through the termination date. In addition, vesting of any outstanding Common Stock purchase options shall cease on the termination date, and any then un-vested outstanding options shall terminate (with the then-vested outstanding options vested and exercisable as specified in the applicable option grant agreements).

In general, Mr. Ranker has agreed: (i) not to compete with the Company during the employment term and for six (6) months thereafter; (ii) not to solicit partners, consultants, certified research organizations, principal vendors, licensees or employees of the Company for six (6) months following the end of the employment term; and (iii) not to solicit or accept business from, or perform or supervise the performance of any services related to such business from, certain clients, former clients and prospective clients of the Company during the employment term and for six (6) months thereafter. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. In addition, these non-compete and non-solicitation agreements are not applicable if Mr. Ranker’s employment is terminated by the Company without Cause, or by Mr. Ranker for Good Reason.

The foregoing description of the Ranker Agreement is a summary only, and is qualified in its entirety by reference to the copy of the Ranker Agreement that is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Options to Directors

On September 2, 2011, the Company approved the grant of options to purchase shares of Common Stock to the following non-employee directors and in the following amounts: (i) options to purchase 100,000 shares of Common Stock to James M. Karis; and (ii) options to purchase 75,000 shares of Common Stock to each of Peter D. Parker, Gregory Sessler, Michael D. Taylor, Ph.D. and R. John Fletcher. The options are exercisable at a price equal to $0.21 per share, which was the closing price of the Common Stock on The NASDAQ Global Market on September 2, 2011, and all of the options will vest on September 2, 2011. The options were granted in accordance with the Company’s compensation policy for non-employee directors, which is described in Item 8.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 2, 2011, the Board of Directors of the Company approved the recommendations and ratified the determinations of the Nominating and Corporate Governance Committee of the Board and authorized the Company to modify the cash and equity compensation currently paid to non-employee members of the Board. As a result of these changes: (i) the annual cash retainer for non-employee members of the Board was increased from $25,500 to $26,000; (ii) the annual cash retainer for the Chairman of the Audit Committee was increased from $12,750 to $15,000; (iii) the annual cash retainer for the Chairman of the Compensation Committee was increased from $8,500 to $12,500; (iv) the annual cash retainer for each of the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Strategy and Deal Committee was increased from $8,500 to $10,000; and (v) the annual cash retainer for the Chairman of the Board was increased from $21,250 to $22,000. In addition, each non-employee director who serves as a member of any of the standing committees of the Board of Directors (other than the chair of any such committee) will be paid an annual cash retainer of $5,000 for service on each such committee. The cash payments to non-employee directors will be made on a quarterly basis.

Furthermore, the annual equity grant to non-employee members of the Board was increased so that each such director would receive a grant of options to purchase 75,000 shares of Common Stock, with the Chairman of the Board to receive an annual equity grant of options to purchase 100,000 shares of Common Stock. No additional equity grants will be made to non-employee directors in their capacities as the chair of any of the standing committees of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1**	Employment Agreement, effective September 1, 2011, between Marina Biotech, Inc. and Richard T. Ho.

10.2**	Amendment No. 1, effective September 1, 2011, to the Employment Agreement between Marina Biotech, Inc. and Barry Polisky.

10.3**	Employment Agreement, effective September 7, 2011, between Marina Biotech, Inc. and Philip C. Ranker.

99.1	Press release of Marina Biotech, Inc. dated September 7, 2011.

**	Indicates management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

September 8, 2011	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1**	Employment Agreement, effective September 1, 2011, between Marina Biotech, Inc. and Richard T. Ho.

10.2**	Amendment No. 1, effective September 1, 2011, to the Employment Agreement between Marina Biotech, Inc. and Barry Polisky.

10.3**	Employment Agreement, effective September 7, 2011, between Marina Biotech, Inc. and Philip C. Ranker.

99.1	Press release of Marina Biotech, Inc. dated September 7, 2011.

**	Indicates management contract.